UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) On November 9, 2006, our Compensation Committee established new base salary rates (to take effect as of November 1, 2006) and 2007 target bonuses for our named executive officers as follows:

Christopher Calhoun, CEO
Previous Base Salary: $403,200(1)
New Base Salary:  $420,000
Target Bonus:  $168,000

Marc Hedrick, President
Previous Base Salary: $337,000(2)
New Base Salary: $365,000
Target Bonus:  $109,500

Mark Saad, Chief Financial Officer
Previous Base Salary: $334,600(3)
New Base Salary: $350,000
Target Bonus:  $87,500

Seijiro Shirahama, Senior Vice President - Asia Pacific
Previous Base Salary: $200,000
New Base Salary: $235,000
Target Bonus:  $47,000

Bruce Reuter, Senior Vice President - International Sales, Marketing & Distribution(4)
New Base Salary: $210,000
Target Bonus:  $42,000
Stock Option Grant: 70,000 Incentive Stock Options(5)

Mr. Calhoun, Dr. Hedrick, Mr. Saad and Mr. Reuter were “named executive officers” by virtue of the salary and bonus they received in and for 2005. In addition, we expect Mr. Shirahama to be a “named executive officer” by virtue of the salary and bonus he receives in and for 2006.

(1) Includes $13,200 formerly provided to Mr. Calhoun in the form of a car allowance.
(2) Includes $12,000 formerly provided to Dr. Hedrick in the form of a car allowance.
(3) Includes $9,600 formerly provided to Mr. Saad in the form of a car allowance.
(4) Mr. Reuter’s position of Senior Vice President - Business Development was eliminated in July, 2006. Mr. Reuter continued to be associated with us during the interim period as an advisor. He was appointed our Senior Vice President - International Sales, Marketing & Distribution by our Board of Directors on November 9, 2006, and on the same date our Compensation Committee established his salary and target bonus as provided above.
(5) On November 9, 2006 the Compensation Committee also awarded Mr. Reuter 70,000 stock options to purchase shares of our common stock at a purchase price of $4.68 per share. The stock options will vest in equal installments monthly over a period of four years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: November 15, 2006	By: /s/ Mark E. Saad
Mark E. Saad Chief Financial Officer

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